                                  EXHIBIT 99.1


VASCO REPORTS RECORD RESULTS FOR SECOND QUARTER AND FIRST SIX MONTHS OF 2006.

REVENUES FOR THE SECOND QUARTER 2006 INCREASE 50% OVER Q2 2005 AND 35% OVER Q1 2006; OPERATING INCOME INCREASES 79% OVER Q2 2005 AND 41% OVER Q1 2006. REVENUE FOR THE QUARTER IS BEST IN THE COMPANY'S HISTORY; VASCO INCREASES ITS FULL-YEAR 2006 GUIDANCE FOR GROSS AND OPERATING MARGINS. FINANCIAL RESULTS FOR THE PERIODS ENDED JUNE 30, 2006 AND GUIDANCE FOR FULL-YEAR 2006 TO BE DISCUSSED ON CONFERENCE CALL TODAY AT 10:00 A.M. E.D.T.

OAKBROOK TERRACE, Ill., and BRUSSELS, Belgium, July 27, 2006 - VASCO Data Security International, Inc. (Nasdaq: VDSI) ( www.vasco.com) today reported financial results for the second quarter and six-months ended June 30, 2006.

Revenues for the second quarter of 2006 increased 50% to $18.5 million from $12.3 million in 2005 and, for the first six months of 2006, increased 35% to $32.2 million from $23.8 million in 2005.

Net income available to common shareholders for the second quarter of 2006 was $3.0 million, or $0.08 per diluted share, an increase of $1.4 million or 92% from $1.6 million, or $0.04 per diluted share in 2005. Net income available to common shareholders for the first six months of 2006 was $4.2 million, or $0.11 per diluted share, an increase of $1.2 million or 41% from $3.0 million, or $0.08 per diluted share in 2005.

Financial Highlights:

     - Gross profit was $11.9 million or 64% of revenue for the second quarter and $21.3 million or 66% of revenue for the first six months of 2006. Gross profit was $8.0 million or 65% of revenue for the second quarter and $15.3 million or 64% of revenue for the first six months of 2005.

     - Operating expenses for the second quarter and first six months of 2006 were $7.8 million and $14.3 million, respectively, an increase of 35% from $5.8 million reported for the second quarter 2005 and an increase of 30% from $11.1 million reported for the first six months of 2005. Operating expenses for the second quarter and first six months of 2006 included $0.4 million and $0.7 million, respectively related to stock-based incentives.

     - Operating income for the second quarter and first six months of 2006 was $4.1 million and $7.0 million, respectively, an increase of $1.8 million or 79% from $2.3 million reported for the second quarter of 2005 and an increase of $2.8 million or 66% from the $4.2 million reported for the first six months of 2005. Operating income, as a percentage of revenue, for the second quarter and first six months of 2006 was 22.1% and 21.7%, respectively, compared to 18.5% and 17.7% for the comparable periods in 2005.

     - Net income for the second quarter and first six months of 2006 was $3.0 million and $4.2 million, respectively, and compares to net income of $1.6 million reported for the second quarter of 2005 and net income of $3.0 million reported for the first six months of 2005.

     - Earnings before interest, taxes, depreciation and amortization was $4.6 million and $6.9 million for the second quarter and first six months of 2006, respectively, an increase of 68% from $2.7 million reported for the second quarter of 2005 and an increase of 34% from $5.1 million reported for the first six months of 2005.


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



     - Net cash balances, cash balances less borrowing under its line of credit, at June 30, 2006 totaled $13.0 million compared to $14.5 million and $14.0 million at March 31, 2006 and December 31, 2005, respectively.

Operational and Other Highlights:

     - Approximately 2.7 million Digipasses shipped in the second quarter 2006, an increase of 71% from the second quarter of 2005. For the six months ended June 30, 2006, approximately 4.4 million Digipasses were shipped, an increase of 45% over the same period in 2005.

     - VASCO won 361 new customers in Q2 2006 (46 banks and 315 enterprise security) and 702 for the first six months of 2006. Year-to-date new customers include 80 banks and 622 enterprise security.

     - Citibank (US), HSBC (UK), Van Lanschot Bankiers (BE), Capitec (South Africa) use Digipass GO3 for Business/Corporate Banking

     -    Bank Asya (Turkey) uses Digipass 810 for Business and Retail Banking

     - Banco Bradesco (Brazil) and Garanti Bank (Turkey) win VASCO's Market Vision Award 2006

     -    VASCO Wins 15 U.S. Banks during Q2 2006

     -    VASCO acquires Logico Smart Card Solutions

     -    VASCO launches Digipass Easy Pack for MS Outlook Web Access

     -    VASCO adds CAP Token Verification Service to VACMAN Controller

     -    VASCO launches Partner Certification Program for EMEA


Guidance for full-year 2006:

VASCO is updating its guidance for the full-year 2006 as follows:

     - Revenue growth of 35% to 45% for the full-year 2006 over full-year 2005 is reaffirmed and remains unchanged from prior guidance, - Gross margins as a percentage of revenue for full-year 2006 are projected to be in the range of 60% to 65%, up from the previous guidance of 58% to 63% for the full-year 2006, and

     - Operating margins as a percentage of revenue for full-year 2006 are projected to be 15% to 20% as reported in accordance with Generally Accepted Accounting Principles, up from the previous guidance of 13% to 18%. Excluding stock related compensation and amortization expenses, operating margins are expected to be 18% to 23% of revenue, up from the previous guidance of 15% to 20%.


"Our Full-Option, All-Terrain Strategy, introduced in the first quarter of 2006, is being very well received in the market," said Ken Hunt, VASCO's CEO and Chairman. "As evidenced by the record revenue and Digipass units shipped in the second quarter, we are seeing strong and continuing interest in our product in all of our markets, including in the United States. Also, as evidenced by our acquisition of Logico in the second quarter, we are executing our make or buy strategy by adding technology and staff with expertise that will help us meet the growing demand of our customers."

"The results of the second quarter continue the trend of strong growth," said Jan Valcke, VASCO's President and COO. "As two-factor authentication becomes more broadly accepted as a cost-effective means of protecting against identity theft, we are seeing both an increase in the number of deals as well as the size of the deals. Customers particularly like our platform, which allows them to use any of our forms of authentication simultaneously. It allows them to deploy an appropriate, cost-effective method of authentication for each user of their application by selecting the appropriate Digipass product, including Digipass for Web. As a market leader, especially in the banking and financial market, we also are seeing increased interest from distributors, solution partners and companies with complimentary technologies. As we start the third quarter, we have a backlog of firm orders to be shipped in the third quarter of $16.1 million, which is 39% higher than the $11.6 million backlog we had, entering the third quarter of 2005."

Cliff Bown, Executive Vice President and CFO added, "Our balance sheet continues to be strong as a result of the strong operating performance. We were able to fund our acquisition of Logico from our existing cash balances. In part due to the acquisition of Logico, our net cash balances decreased $1.3 million or 9% from March 31, 2006 while our working capital increased approximately 7% to $20.1 million at June 30, 2006 from $18.7 million at March 31, 2006. Days Sales Outstanding (DSO) in net accounts receivable increased to approximately 81 days at June 30, 2006 from 76 days at March 31, 2006."

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, July 27, 2006, at 10:00 a.m. EDT - 16:00h CET. During the Conference Call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO's actual results for the for the periods ended June 30, 2006 and full-year 2006 guidance.

To participate in this Conference Call, please dial one of the following toll-free numbers:

USA/Canada: +1 877-318-5455
International:  +1 973-935-2967

And mention access code: VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day.



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


                     VASCO DATA SECURITY INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                            JUNE 30                            JUNE 30
                                                -------------------------------    -------------------------------
                                                     2006             2005                2006           2005
                                               ---------------  ---------------    ---------------  --------------
Net revenues                                          $ 18,512        $ 12,345        $ 32,202         $ 23,788

Cost of goods sold                                       6,650           4,296          10,889            8,519
                                                      --------        --------        --------         --------
Gross profit                                            11,862           8,049          21,313           15,269

 Operating costs:
   Sales and marketing                                   4,466           3,535           8,443            6,872
   Research and development                              1,236             904           2,178            1,713
   General and administrative                            2,006           1,103           3,540            2,076
   Amortization of purchased intangible assets              72             222             170              400
                                                      --------        --------        --------         --------
           Total operating costs                         7,780           5,764          14,331           11,061
                                                      --------        --------        --------         --------
Operating income                                         4,082           2,285           6,982            4,208

 Interest income, net                                       14              16              74               42
 Recovery (impairment) of investment
      in Secured Services, Inc.                            189               -            (600)               -
 Other income (expense), net                               135             131             108              347
                                                      --------        --------        --------         --------
 Income before income taxes                              4,420           2,432           6,564            4,597
 Provision for income taxes                              1,386             851           2,360            1,609
                                                      --------        --------        --------         --------

Net income                                            $  3,034        $  1,581        $  4,204         $  2,988

Preferred stock accretion and dividends                      -               -               -              (14)
                                                      --------        --------        --------         --------
Net income available to common shareholders           $  3,034        $  1,581        $  4,204         $  2,974
                                                      ========        ========        ========         ========
Net income per common share:
     Basic                                            $   0.08        $   0.04        $   0.12         $   0.09
                                                      ========        ========        ========         ========
     Diluted                                          $   0.08        $   0.04        $   0.11         $   0.08
                                                      ========        ========        ========         ========
Weighted average common shares outstanding:
               Basic                                    36,210          35,458          36,158           34,943
                                                      ========        ========        ========         ========
               Diluted                                  37,690          37,295          37,697           36,796
                                                      ========        ========        ========         ========


                     VASCO DATA SECURITY INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                                  June 30,          December 31,
                                                                    2006                2005
                                                                ----------------   --------------
ASSETS
CURRENT ASSETS:
  Cash                                                               $ 16,058         $ 17,143
  Accounts receivable, net of allowance for doubtful accounts          16,458           12,083
  Inventories, net                                                      2,762            1,570
  Prepaid expenses                                                        495              726
  Deferred income taxes                                                   505              117
  Foreign sales tax receivable                                            234               89
  Other current assets                                                     83              451
                                                                     --------         --------
     Total current assets                                              36,595           32,179

Property and equipment, net                                             1,257              982

Intangible assets, net                                                  1,881            1,054
Goodwill                                                                8,424            6,665
Note receivable and investment in SSI                                       -              600
Other assets                                                               26               25
                                                                     --------         --------

TOTAL ASSETS                                                         $ 48,183         $ 41,505
                                                                     ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Bank borrowing                                                     $  3,088         $  3,173
  Accounts payable                                                      4,339            4,753
  Deferred revenue                                                      1,773            1,765
  Accrued wages and payroll taxes                                       2,000            2,329
  Income taxes payable                                                  2,907            1,547
  Other accrued expenses                                                2,425            2,287
                                                                     --------         --------
Total current liabilities                                              16,532           15,854
                                                                     --------         --------

Long-term deferred warranty                                               298              256

STOCKHOLDERS' EQUITY:
  Common stock                                                             36               36
  Additional paid-in capital                                           60,123           59,625
  Deferred compensation                                                     -             (403)
  Accumulated deficit                                                 (28,781)         (32,985)
  Accumulated other comprehensive loss -
  cumulative translation adjustment                                       (25)            (878)
                                                                     --------         --------

Total stockholders' equity                                             31,353           25,395
                                                                     --------         --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $ 48,183         $ 41,505
                                                                     ========         ========


Reconciliation of EBITDA to net income (in thousands):


                                                 THREE MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                ---------------------------      -------------------------
                                                   2006             2005             2006          2005
                                                ---------         ---------        ---------     ---------
                                                           UNAUDITED                     UNAUDITED
EBITDA                                           $ 4,591            $ 2,726          $ 6,872       $ 5,110
Interest income, net                                  14                 16               74            42
Provision for income taxes                        (1,386)              (851)          (2,360)       (1,609)
Depreciation and amortization                       (185)              (310)            (382)         (555)
                                                 -------            -------          -------       -------
Net income                                       $ 3,034            $ 1,581          $ 4,204       $ 2,988
                                                 =======            =======          =======       =======


We use EBITDA as a measure of performance, a simplified tool for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers' requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors' results.

EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. While we believe that EBITDA, as defined above, is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate the full performance of the Company or its prospects. Such evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with U.S. GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows provides the full accounting for how we have decided to use resources provided to us from our customers, lenders and shareholders.

ABOUT VASCO: VASCO designs, develops, markets and supports patented user authentication products for the financial world, remote access, e-business and e-commerce. VASCO's user authentication software is delivered via its Digipass hardware and software security products. With over 25 million Digipass products sold and delivered, VASCO has established itself as a world-leader for strong User Authentication with approximately 500 international financial institutions and over 2,800 blue-chip corporations and governments located in more than 100 countries.

Forward Looking Statements
Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," "expects," and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

Reference is made to the Company's public filings with the US Securities and Exchange Commission for further information regarding the Company and its operations.

For more information contact:
Jochem Binst, +32 2 456 9810, jbinst@vasco.com




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